UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2012

Cecil Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-24926	52-1883546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 North Street, P.O. Box 568, Elkton, Maryland	21922-0568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(410) 398-1650

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

CECIL BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.02.  Unregistered Sales of Equity Securities.

On April 16, 2012, the Registrant completed the sale of 22,379 additional shares of the Registrant’s Mandatory Convertible Cumulative Junior Preferred Stock, Series B (the “Series B Preferred Stock”) at $17.20 per share for aggregate consideration of approximately $385,000 in cash.  Upon shareholder approval of amendment to the Registrant’s Articles of Incorporation to increase the authorized number of shares of common stock, each share of Series B Preferred Stock will become convertible into shares of the Registrant’s common stock on the terms described in Item 3.03 of Registrant’s Current Report on Form 8-K filed on April 2, 2012 which is incorporated by reference herein.  The issuance and sale of the Series B Preferred Stock are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act.

Item 5.02.  Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 19, 2012, Charles F. Sposato resigned as Chairman of the Registrant’s Board of Directors and Matthew G. Bathon was appointed Chairman.  Mr. Sposato continues to serve as a director of the Registrant.

Additional Information

The Company will file definitive proxy materials with the Securities and Exchange Commission (SEC), which will contain certain information regarding the Company and the amendment of the charter to increase the number of authorized shares. These proxy materials will set forth complete details of the private placement transaction and the conversion of the Series B Preferred Stock. Shareholders are urged to carefully read the proxy materials when filed with the SEC because they will contain important information. Shareholders will be able to obtain a copy of the proxy materials free of charge at the SEC’s Web site at www.sec.gov. The materials may also be obtained for free by directing a written request to Cecil Bancorp, Inc., 127 North Street, Elkton, MD, 21922, Attention: Secretary.

Shareholders should read the proxy materials before making a decision regarding the approval of the increase in authorized shares.  The Company, and its directors and executive officers, may be deemed to be “participants” in its’ solicitation of proxies in connection with the proposed transactions. Information regarding participants, including their holdings of Company stock, will be contained in the Company’s definitive proxy materials filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECIL BANCORP, INC.
Date: April 20, 2012	By:	/s/ Mary B. Halsey
Mary B. Halsey President and Chief Executive Officer